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                                                                   EXHIBIT 10.12
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                                   AGREEMENT

ALCO Chemicals ltd., London, England, hereinafter referred to as "ALCO", represented by managing director Carlo Salvi as one party

and

SICOR Societa Italiana Corticosteroidi S.p.A., with corporate headquarters in Rho (Milan) Via Terrazano no. 77, tax identification number and VAT file number 06827530152, represented by the acting legal representative, Dr. Gaetano Palladino, who holds the necessary powers of attorney as the other party

                                    whereas

- ALCO is the exclusive licensee for a new microorganism, referred to hereinafter as "STRAIN", and better described hereinafter, who agrees to produce a pharmaceutical product named Aclarubicine;

- Aclarubicine, which can be produced with the STRAIN, has the following formula;

[Chemical Formula] methyl ester and/or its chloridated salt";

- the STRAIN that is the subject of this agreement was developed by the Shanghai Medical Material Institute, Shanghai, China;

- SICOR S.p.A. possesses sufficient technical knowledge and facilities to, in conjunction with the technology and the strain possessed by ALCO, to produce Aclarubicine;

- it is ALCO's intention to assign production of Aclarubicine to SICOR S.p.A. on a non-exclusive basis;

                            The following is agreed

 .    ALCO shall send to SICOR S.p.A. in Italy, at its facility in Rho, via
     Terrazzano no.

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     77, the microorganism strain referred to in the preamble, along with maintenance and reproduction instructions, so that SICOR S.p.A. may utilize same for the production of unpackaged finished product.

 .    SICOR S.p.A. shall attend to maintenance and reproduction of the strain, and shall take due precautions to avoid damage and loss.

 .    SICOR S.p.A. shall utilize the material sent to same, both the microorganism and the technology, solely and exclusively for production of Aclarubicine, which shall be produced solely and exclusively on behalf of and in the interests of ALCO. SICOR S.p.A. obligates itself to resell Aclarubicine to ALCO alone, on an exclusive basis, with an absolute prohibition against transferring to third parties, in any form and for any reasons or on any basis, either Aclarubicine, or any semi-finished product possibly derivable from the microorganism and from the aforementioned technology, which are the subject of this agreement.

 .    For preservation and reproduction of the microorganism strain, as well as subsequent processing until Aclarubicine is produced, ALCO shall pay SICOR S.p.A. a consideration to be determined on the basis of the impact of the following elements:

      -    materials and ingredients necessary for processing,
      -    electrical power consumption,
      -    labor,
      -    treatment of processing waste,
      -    depreciation, overhead, and profits.

SICOR S.p.A. obligates itself to maintain the utmost confidentiality with respect to all information that it shall gain knowledge of in any manner in relation to this agreement, including information regarding all technological improvements that might possibly be achieved during the course of same. Such improvements shall remain the property of ALCO, the sole licensee for the strain and its processing technology. SICOR S.p.A. obligates itself to have its employees who are involved in the processing covered by this agreement sign a confidentiality agreement.

 .    ALCO declares that, to its knowledge, there is no third party that can assert that use of

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     the STRAIN or the pertinent technology violates the rights of third parties and SICOR S.p.A. takes officially acknowledges same.

 .    This agreement is for an indefinite term, and it may be canceled with 6 months advance notice by either of the parties, via registered letter with return receipt.

 .    In the event this contract is terminated, on any grounds, SICOR S.p.A. may not claim any indemnification from ALCO and must arrange for the immediate return or in any event to the immediate transfer to the person or entity designated by ALCO of the microorganism strain and the instructions delivered. SICOR S.p.A.'s obligation to maintain to utmost confidentiality, already provided for the term of this agreement, shall remain in effect, and the obligation to not longer produce Aclarubicine, either directly or indirectly, either for itself or on behalf of third parties.

 .    This agreement is governed by Italian law and the Milan Court shall have jurisdiction with respect to any dispute or disagreement.

 .    The agreement may only be amended by additional written agreement,

Lugano, June 16, 1992


SICOR Societa Italiana                            ALCO Chemicals Ltd
Corticosteroidi S.p.A.

(The General Manager)                          (The Managing Director)

Dr. G. Palladino                               Mr. C. Salvi

/s/ Dr. G. Palladino                           /s/ Mr. C. Salvi

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